EXHIBIT 99.1

Midwest Energy Emissions Announces Richard MacPherson to Succeed as President and CEO

Lewis Center Ohio: Midwest Energy Emissions Corp. (OTCQB: MEEC) (“ME2C”), a leader in mercury emissions control for coal-fired power plants, announces today that Richard MacPherson, founder of ME2C, has been appointed President and CEO by the Company Board of Directors, effective immediately.

Richard has spent over 25 years at senior levels of management in many industries across Canada and the U.S. including communications, industrial production and internet based firms, prior to starting Midwest Energy Emissions Corp. During that time he was successful in building and creating continuous growth in enterprise value through results at every post. More recently, together with the Energy Environment Research Center and a dedicated industry leading staff, Richard was able to launch and help grow Midwest Energy Emissions Corp. into the expanding business operation throughout Canada and the United States that it is today.

Chairman Chris Greenberg stated, “We are excited that Richard has agreed to lead the Company full time as President and CEO. Richard brings together the original research and operational know-how with today’s sophisticated and proven operating platform. Having lead the development and full commercialization of the firm’s technologies from day one, Richard will now apply that knowledge and experience to the leadership role”.

Greenberg concluded, “It is an exciting day at Midwest as we transition from the leadership of Alan Kelley, who will stay on as an advisor to Richard and the Board for the rest of 2015, after serving the firm well over the past 3 years.

Commenting on his appointment, MacPherson stated, “The opportunity to further grow the Company from this point forward and lead this excellent team as CEO is exciting. We have all of the pieces in place to create tremendous shareholder value, and become the global leader in mercury emissions we had envisioned from day one. It is rare that such a collection of talent and technology come together as is now with Midwest Energy Emissions. As we transition to high growth and execution, the management team and Board of Directors have been expertly staffed for strong leadership and governance, to deliver maximum results for our shareholders.”

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About Midwest Energy Emissions Corp. (ME2C) Midwest Energy Emissions Corp. delivers cost effective mercury capture technologies to power plants and other large industrial coal-burning units in the United States and Canada. The Company's proprietary technology allows customers to meet the new, highly restrictive standards the U.S. EPA has set for mercury emissions, in an effective and economical manner with the least disruption to their current equipment and on-going operations. For more information, please refer to the Company's website at www.midwestemissions.com.

Safe Harbor Statement: With the exception of historical information contained in this press release, content herein may contain "forward looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the gain or loss of a major customer, change in environmental regulations, disruption in supply of materials, a significant change in general economic conditions in any of the regions where our customer utilities might experience significant changes in electric demand, a significant disruption in the supply of coal to our customer units, the loss of key management personnel, failure to obtain adequate working capital to execute the business plan and any major litigation regarding the Company. In addition, this release contains time-sensitive information that reflects management's best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company's periodic filings with the Securities and Exchange Commission.

CONTACT INFORMATION

Keith R. McGee

Director of Investor Relations

Midwest Energy Emissions Corp.

614-505-6115

kmcgee@midwestemissions.com